UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2026

Diversified Energy Company
(Exact name of registrant as specified in its charter)

Delaware	001-41870	41-2283606
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Corporate Drive Birmingham, Alabama		35242
(Address of Principal Executive Office)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (205) 408-0909
(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered, pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DEC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement
On May 13, 2026, DP Red River LLC (the “Issuer”), a limited-purpose, bankruptcy-remote, wholly-owned indirect subsidiary of Diversified Energy Company (the “Company”), issued in a private offering (the “Offering”) $850 million in aggregate principal amount of fixed-rate asset-backed securities, consisting of $590 million principal amount of 6.016% Class A-1 Notes due 2046 and $260 million in principal amount of 6.910% Class A-2 Notes due 2046 (collectively, the “ABS XII Notes”) pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”).

The ABS XII Notes were issued under a Base Indenture (the “Base Indenture”) and related Series 2026-1 Supplement (the “Supplement” and together with the Base Indenture, the “Indenture”) each dated May 13, 2026, by and between the Issuer, the guarantors named therein (the “Guarantors”), and UMB Bank, N.A., as Indenture Trustee (the “Trustee”) and are guaranteed by the Guarantors, which are also limited-purpose, bankruptcy-remote, wholly-owned indirect subsidiaries of the Company.

The net proceeds from the Offering were used (i) to redeem in full the outstanding (A) Series 2023-1, Class A-1 8.121% Notes, (B) Series 2023-1, Class A-2 8.946% Notes and (C) Series 2023-1, Class B 12.436% Notes, each due 2038 (the “ABS Maverick Notes”) and 7.50% Class A Notes due 2039 (the “ABS VI Notes” and together with the ABS Maverick Notes, the “Existing Notes”), (ii) pay any related premiums, fees and expenses, including accrued and unpaid interest on the Existing Notes and the initial deposit of the liquidity reserve amount for the ABS XII Notes, and (iii) for general corporate purposes.

The ABS XII Notes have an expected repayment date in May 2031 (the “Anticipated Repayment Date”) and a legal final maturity in May 2046, with both principal and interest payable monthly.

The ABS XII Notes are primarily secured by specific upstream producing assets in the Western Anadarko Basin in Texas and Oklahoma that previously served as collateral for the Existing Notes.

The ABS XII Notes, via the Indenture and related documentation, are governed by a series of covenants and restrictions typical for such transactions, including (i) the requirement for the Issuer to maintain a specified reserve account to ensure the payment of interest, (ii) provisions for optional and mandatory prepayments and specified make-whole payments under certain conditions, (iii) covenants related to recordkeeping, access to information and similar matters, and (iv) compliance with all applicable laws and regulations.

The ABS XII Notes are also subject to customary accelerated amortization events as outlined in the Indenture, which events include failure to maintain specified debt service coverage and loan to value ratios, failure to meet certain production metrics, certain management services agreement termination events, non-compliance with hedging requirements, the failure to repay or refinance the ABS XII Notes by the Anticipated Repayment Date and other events of default. The ABS XII notes are also subject to a customary increase in coupon if not repaid or refinanced by the Anticipated Repayment Date.

Additionally, the ABS XII Notes are subject to customary events of default, which include non-payment of required interest, principal, or other amounts due, failure to comply with covenants within specified time frames, certain bankruptcy events, breaches of specified representations and warranties, failure of security interests to be effective, and failure of the ABS XII Notes to be redeemed upon a change in control event.

The foregoing summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the complete copies of the Indenture and the Supplement, which have been filed as Exhibits 4.1 and 4.2, respectively, hereto and are hereby incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
4.1#
Base Indenture dated May 13, 2026 by and among DP Red River LLC, as Issuer, Diversified ABS VI Upstream LLC, Oaktree ABS VI Upstream LLC, MNR ABS Issuer I, LLC, and MNR ABS Agent Corp, as Guarantors, and UMB Bank, N.A., as Indenture Trustee and Securities Intermediary

4.2#
Series 2026-1 Supplement dated May 13, 2026 by and among DP Red River LLC, as Issuer, Diversified ABS VI Upstream LLC, Oaktree ABS VI Upstream LLC, MNR ABS Issuer I, LLC, and MNR ABS Agent Corp, as Guarantors, and UMB Bank, N.A., as Indenture Trustee

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

#     Certain schedules and attachments have been omitted. The registrant hereby undertakes to provide further information regarding such omitted materials to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Diversified Energy Company

May 19, 2026	By:	/s/ Benjamin M. Sullivan
Date		Benjamin M. Sullivan
Senior Executive Vice President, Chief Legal and Risk Officer and Corporate Secretary